CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 59 to Registration Statement No. 333-48456 on Form N-1A of our reports as dated below relating to the financial statements and financial highlights of the Portfolios listed below, each a Portfolio of Met Investors Series Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust, for the year ended December 31, 2012.

Name of Portfolio	Report Date
AllianceBernstein Global Dynamic Allocation Portfolio	2/25/2012
American Funds® Balanced Allocation Portfolio	2/25/2012
American Funds® Growth Allocation Portfolio	2/25/2012
American Funds® Growth Portfolio	2/25/2012
American Funds® Moderate Allocation Portfolio	2/25/2012
AQR Global Risk Balanced Portfolio	2/25/2012
BlackRock Global Tactical Strategies Portfolio	2/21/2012
BlackRock High Yield Portfolio	2/25/2012
BlackRock Large Cap Core Portfolio	2/21/2012
Clarion Global Real Estate Portfolio	2/21/2012
Legg Mason ClearBridge Aggressive Growth Portfolio	2/21/2012
Goldman Sachs Mid Cap Value Portfolio	2/21/2012
Harris Oakmark International Portfolio	2/21/2012
Invesco Balanced-Risk Allocation Portfolio	2/25/2012
Van Kampen Comstock Portfolio	2/25/2012
Invesco Small Cap Growth Portfolio	2/21/2012
Janus Forty Portfolio	2/21/2012
JPMorgan Core Bond Portfolio	2/25/2012
JPMorgan Global Active Allocation Portfolio	2/25/2012
Dreman Small Cap Value Portfolio	2/21/2012
Loomis Sayles Global Markets Portfolio	2/25/2012
Lord Abbett Bond Debenture Portfolio	2/25/2012
Lord Abbett Mid Cap Value Portfolio	2/25/2012
Met/Eaton Vance Floating Rate Portfolio	2/25/2012
Met/Franklin Low Duration Total Return Portfolio	2/25/2012
Met/Templeton International Bond Portfolio	2/25/2012
MetLife Aggressive Strategy Portfolio	2/25/2012
MetLife Balanced Plus Portfolio	2/25/2012
MetLife Balanced Strategy Portfolio	2/25/2012
MetLife Defensive Strategy Portfolio	2/25/2012
MetLife Growth Strategy Portfolio	2/25/2012
MetLife Moderate Strategy Portfolio	2/25/2012
MetLife Multi-Index Targeted Risk Portfolio	2/25/2012
MFS® Emerging Markets Equity Portfolio	2/21/2012
MFS® Research International Portfolio	2/21/2012
Morgan Stanley Mid Cap Growth Portfolio	2/21/2012
Met/Templeton Growth Portfolio	2/21/2012
PIMCO Inflation Protected Bond Portfolio	2/25/2012
PIMCO Total Return Portfolio	2/25/2012
Pioneer Fund Portfolio	2/25/2012
Pioneer Strategic Income Portfolio	2/25/2012
Pyramis® Government Income Portfolio	2/25/2012
Schroders Global Multi-Asset Portfolio	2/25/2012
SSgA Growth and Income ETF Portfolio	2/21/2012
SSgA Growth ETF Portfolio	2/21/2012
T. Rowe Price Large Cap Value Portfolio	2/25/2012
T. Rowe Price Mid Cap Growth Portfolio	2/25/2012
Third Avenue Small Cap Value Portfolio	2/21/2012

We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Portfolio Holdings Disclosure Policy” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 29, 2013